EXHIBIT 4.1

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 ANADIGICS, INC.


     1. The name of the corporation (which is hereafter referred to as the "Corporation") is "ANADIGICS, Inc."

     2. The original Certificate of Incorporation was filed with the Secretary of State of Delaware on April 24, 1984.

     3. This Amended and Restated Certificate of Incorporation has been duly proposed by the Board of Directors of the Corporation (the "Board of Directors"), and adopted by the stockholders of the Corporation in accordance with the provisions of Sections 103, 228, 242 and 245 of the General Corporation Law of the State of Delaware (the "GCL") and, upon filing with the Secretary of the State of Delaware in accordance with Section 103 of the GCL, shall henceforth supercede the original Certificate of Incorporation, as amended, and shall, as it may thereafter be amended in accordance with its terms and applicable law, be the Certificate of Incorporation of the Corporation.

     4. The text of the Certificate of Incorporation of the Corporation is hereby amended and restated in its entirety to read as follows:

                                    ARTICLE I

                                      NAME

                  The name of the corporation is ANADIGICS, Inc.

                                   ARTICLE II

                                REGISTERED OFFICE

     The address of the Corporation's registered office in the State of Delaware is The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, State of Delaware. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

                                   ARTICLE III

                                     PURPOSE

     The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the GCL, as the same may be amended from time to time. The Corporation shall have perpetual existence.


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                                   ARTICLE IV

                          CAPITALIZATION; STOCKHOLDERS

     The Corporation shall be authorized to issue 40,000,000 shares of all classes of capital stock, consisting of (i) 34,000,000 shares of common stock, par value $.01 per share ("Common Stock"), (ii) 1,000,000 shares of non-voting common stock, par value $.01 per share ("Non-Voting Common Stock"; together with the Common Stock, "Common Shares"), and (iii) 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock").

     (A) Preferred Stock. Shares of Preferred Stock may be issues from time to time in one or more series of any number of shares, provided that the aggregate number of shares issued and not canceled in any and all such series shall not exceed the total number of shares of Preferred Stock hereinabove authorized. The Board of Directors is hereby authorized to create and provide for the issuance of shares of Preferred Stock in series and, by filing a certificate pursuant to the GCL (hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.

               1. Subject to the provisions hereof and the limitations prescribed by law or any regulation of any national securities exchange on which securities of the Corporation are listed, the authority of the Board of Directors with respect to each series shall include, but not be limited to, determination of the following:

                    (i)  the  designation  of  the  series,   which  may  be  by
          distinguishing number, letter or title;

                    (ii) the number of shares of the series, which number the Board of Directors may thereafter (except where otherwise provided in the Preferred Stock Designation) increase (but not above the total number of authorized shares of Preferred Stock) or decrease (but not below the number of shares thereof then outstanding);

                    (iii) the dividend rate of the shares of that series, the conditions of and the time of payment thereof, whether dividends shall be cumulative, and, if so, the date or dates from which any cumulative dividends shall commence to accrue, and the relative rights of priority, if any, of payment of dividends on shares of that series over shares of any other class or series;

                    (iv) whether that series shall have voting rights, and, if so, the terms of such voting rights;

                    (v) whether or not the shares of that series shall be redeemable at the option of the Corporation and/or (if permitted by law) at the option of the holder, and, if so, the terms and conditions of any such redemption, including the date or dates upon or after which shares shall be redeemable and the amount payable per share in case of redemption, which amount may vary under different conditions and at different redemption dates;
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                    (vi)  whether  that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and conditions and amount of such sinking fund;

                    (vii) the rights of the shares of that series in the event of merger, acquisition, voluntary or involuntary liquidation, dissolution, distribution of assets or winding-up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series over shares of any other class or series;

                    (viii) whether the issuance of any additional shares of such series, or of any shares of any other series, shall be subject to restrictions as to issuance, or as to the powers, preferences or rights of any such other series;

                    (ix) whether the shares of the series shall be convertible into or exchangeable for shares of any other class or series, or any other security of the Corporation or any other corporation, and, if so, the specification of such other class, series or type of such other security, the conversion or exchange price or prices or rate or rates, any adjustments thereof, the date or dates at which the shares of the series shall be convertible or exchangeable and all other terms and conditions upon which such conversion or exchange may be made; and

                    (x)  Any  other  preferences,   privileges  and  powers  and
          relative, participating, optional or other special rights and qualifications, limitations or restrictions of such series as the Board of Directors may deem advisable and as shall not be inconsistent with the provisions of this Amended and Restated Certificate of Incorporation and to the full extent now or hereafter permitted by the laws of the State of Delaware.

          2. Any dividends from time to time declared by the Board of Directors on any class or series of Preferred Stock may be paid in cash, property or shares of any class of stock of the Corporation.

          (B) Common Stock. The Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each holder of a share of Common Stock shall have:

               1. the right to cast one vote for each share for the election of directors and on all other matters upon which stockholders are entitled to vote. Except as otherwise provided in this Amended and Restated Certificate of Incorporation or in a Preferred Stock Designation, or as may be required by applicable law, the Common Stock shall have the exclusive right to vote for the election of directors and on all other matters, and holders of shares of Non-Voting Common Stock and Preferred Stock shall not be entitled to receive notice of or vote at any meeting of the stockholders of the Corporation. Each share of Common shall have one vote, and the Common Stock shall vote together as a single class. For the purposes of this Certificate of Incorporation, "Voting Stock" shall mean the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors;

               2. the right to receive when, if and as declared by the Board of Directors out of the assets of the Corporation legally available therefor, such dividends as may be declared by the Corporation from time to time to holders of Common stock. Any dividends from time to time declared by the Board of Directors on Common Stock may be paid in cash, property or shares of any class of stock of the Corporation;

               3. the right to receive the remaining assets of the Corporation upon liquidation, dissolution or winding-up; and

               4. such conversion rights as are set forth under paragraph (D)(1) of this Article IV.

          (C) Non-Voting Common Stock. The Non-Voting Common Stock shall be subject to the express terms of the Preferred Stock and any series thereof. Each holder of a share of Non-Voting Common Stock shall have the following rights:

               1. with respect to dividends and upon liquidation, dissolution or winding-up, such rights as are provided for holders of Common Stock and, with respect to conversion, such rights as are set forth under paragraph
     (D)(2) of this Article IV. Holders of Non-Voting Common Stock shall not have any voting rights except as otherwise provided in this Amended and Restated Certificate of Incorporation or required by applicable law and except that such holders shall be entitled to vote as a separate class on any amendment, to this paragraph (C) of this Article VI and on any amendment, repeal or modification of any provision of this Amended and Restated Certificate of Incorporation that adversely affects the powers, preferences or special rights of the holders of Non-Voting Common Stock. On any matter on which the holders of Common Stock and the holders of Non-Voting Common Stock are entitled to vote, all holders of Common Shares shall vote together as a single class, and holders of Common Shares shall be entitled to one vote for each Common Share held by such holder;

               2. in the event that the Board of Directors declares a dividend payable in shares of Common Stock or options, warrants or rights to acquire such Common Stock or securities convertible into or exchangeable for Common Stock, any holder of Common Shares that is a Regulated Stockholder (as defined below) as of the date hereof and is a Regulated Stockholder as of the date such dividend is payable, may elect to receive shares of Non-Voting Common Stock, or options, warrants or rights to acquire such Non-Voting Common Stock or securities convertible into or exchangeable for Non-Voting Common Stock as payment therefor, in lieu of shares of Common Stock or options, warrants or rights to acquire such Common Stock, or securities convertible into or exchangeable for Common Stock, to the extent that the receipt of Common Stock, or options, warrants or rights to acquire such common stock, or securities convertible into or exchangeable for Common Stock, would cause such Regulated Stockholder to violate any law, regulation or other requirement of any governmental body applicable to such Regulated Stockholder. The Corporation shall be entitled to rely without independent verification upon the representation of a Regulated Stockholder that the receipt by such holder of shares of Common Stock in partial payment of such dividend is permitted under applicable law, and in no event shall the Corporation be liable to any such holder or any third party for any claim arising from any such distribution made in accordance with this paragraph (C)(2);

               3. the Corporation shall, simultaneously with notification to the general public, notify any Regulated Stockholder of the Corporation's intention to initiate a stock buyback, stock repurchase or similar program with respect to the Common Stock, and shall not commence such buyback or repurchase earlier than ten (10) days after the date of such notice.

          (D) Conversion Provisions.

               1. Right To Convert To Non-Voting Common Stock. Upon compliance with the provisions of paragraph (D)(4) of this Article IV, any holder of shares of Common Stock that is a Regulated Stockholder as of the date hereof and is a Regulated Stockholder as of the date of conversion, shall be entitled to convert, at any time and from time to time, any or all of the shares of Common Stock held by such holder into the same number of shares of Non-Voting Common Stock.

               "Regulated Stockholder" means any holder of shares of Common Stock of the Corporation that is subject to the provisions of Regulation Y of the Board of Governors of the Federal Reserve System (12 C.F.R. Part
     225) or any successor to such regulation.

               2. Right to Convert To Common Stock. Upon compliance with the provisions of paragraph (D)(4) of this Article IV, any holder of shares of Non-Voting Common Stock shall be entitled to convert, at any time and from time to time, any and all shares of Non-Voting Common Stock held by such holder into the same number of shares of Common Stock; provided, however, that no holder of any shares of Non-Voting Common Stock shall be entitled to convert any such shares into shares of Common Stock, to the extent that, as a result of such conversion, such holder and its affiliates, directly or indirectly, would own, control or have the power to vote a greater number of shares of Common Stock or other securities of any kind issued by the Corporation that such holder and its affiliates shall be permitted to own, control or have the power to vote under any law, regulation, rule or other requirement of any governmental authority at the time applicable to such holder or its affiliates.

               The Corporation shall not be required to record the conversion of, and no holder of shares of Non-Voting Common Stock shall be entitled to convert shares of Non-Voting Common Stock into shares of Common Stock unless such conversion is permitted under applicable law; provided, however, that the Corporation shall be entitled to rely without independent verification upon the representation of any holder that the conversion of such shares by such holder is permitted under applicable law, and in no event shall the Corporation be liable to any such holder or any third party for any claim arising from any such conversion whether or not permitted by applicable law.

               3. Adjustment. If the Corporation shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of Common Stock or Non-Voting Common Stock, the outstanding shares of the other class shall be proportionately subdivided or combined, as the case may be, and effective provisions shall be made for the protection of all conversion rights hereunder. In case of any reorganization, reclassification or change of shares of Common Stock (other than a change in par value, or from par value to no par value as a result of a subdivision or combination), or in case of any consolidation of the Corporation with one or more other corporations or a merger of the Corporation with another corporation (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any reclassification or change of the outstanding shares of Common Stock or Non-Voting Common Stock), or in case of any sale, lease or other disposition to another corporation (other than a wholly owned subsidiary of the Corporation) of all or substantially all the assets of the Corporation, each holder of a share of Common Stock or Non-Voting Common Stock, shall have the right at any time thereafter, so long as the conversion right hereunder with respect to such share of Common Stock or Non-Voting Common Stock would exist had such event not occurred, to convert such share into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition by a holder of the number of Common Shares into which such share of Common Stock or Non-Voting Common Stock might have been converted immediately prior to such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition. In the event that such a reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition would result in a holder of Common Shares that is a Regulated Stockholder as of the date hereof and is a Regulated Stockholder as of the date of such reorganization, reclassification, change, consolidation, merger, sale, lease or other disposition, holding (i) voting securities which would cause such Regulated Stockholder to violate any law, regulation or other requirement of any governmental body applicable to such Regulated Stockholder, or (ii) securities convertible into voting securities which, if such conversion took place, would cause such Regulated Stockholder to violate any law, regulation or other requirement of any governmental body applicable to such Regulated Stockholder, other than securities which are specifically provided to be convertible only in the event that such conversion may occur without any such violation, effective provision shall be made in the certificate of incorporation of the resulting or surviving corporation or otherwise for the protection of the conversion rights of the shares of Common Stock or Non-Voting Common Stock that shall be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon conversion of shares of Common Stock or Non-Voting Common Stock into which such Common Shares might have been converted immediately prior to such event. The Corporation shall not be a party to any merger, consolidation or recapitalization pursuant to which any holder of Common Shares that is a Regulated Stockholder as of the date hereof and is a Regulated Stockholder as of the date of such merger, consolidation or recapitalization, would be required to take (i) any voting securities which would cause such Regulated Stockholder to violate any law, regulation or other requirement of any governmental body applicable to such Regulated Stockholder, or (ii) any securities convertible into voting securities which, if such conversion took place, would cause such Regulated Stockholder to violate any law, regulation or other requirement of any governmental body applicable to such Regulated Stockholder, other than securities which are specifically provided to be convertible only in the event that such conversion may occur without any such violation.

               4. Manner of Effecting Conversion. To convert Common Stock or Non-Voting Common Stock into Non-Voting Common Stock or Common Stock, as the case may be, a holder must: (a) complete and sign the conversion notice on the back of the Common Share certificate or deliver written notice to the Corporation; (b) surrender the Common Share certificate to the officer or agent designated by the Corporation, in a written notice to such holder;
     (c) if the shares are being issued in a name other than that of the holder, furnish appropriate endorsements and transfer documents if required by the registrar for the Corporation's stock (the "Registrar"); and (d) if the shares are being issued in a name other than that of the holder, pay any transfer or similar tax if required by paragraph (D)(5) of this Article IV. The date on which the holder of Common Shares satisfies all of the foregoing requirements (a) through (d) is the conversion date. As soon as practicable, the Corporation shall deliver a certificate or certificates for the number of Common Shares issuable upon the conversion, calculated in accordance with paragraph (D)(1) or (D)(2) of this Article IV, as the case may be. The person or persons in whose name the certificate or certificates are registered shall be treated as a stockholder or stockholders of record on and after the conversion date. If less than all the shares represented by the Common Share certificate are being converted, a new certificate representing the unconverted shares shall be promptly issued by the Corporation to the holder thereof.

               5. Transfer Taxes, Etc. If a holder converts Common Shares, the Corporation shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Non-Voting Common Stock or Common Stock, as the case may be, upon such conversion. However, the holder shall pay any such tax which is due if and because the shares are issued in a name other than that of such holder.

               6. Issuance of Shares. The Corporation shall, subject to the proviso contained in this sentence, reserve out of its authorized but unissued Common Shares or its Common Shares held in treasury sufficient Common Shares to permit the conversions of all Common Shares pursuant to paragraph (D)(1) or (D)(2) of this Article IV; provided, however, that if
     (i) a Regulated Stockholder acquires additional Common Shares after the date hereof or (ii) an anti-dilution adjustment is required to be made pursuant to paragraph (D)(3) of this Article IV, either of which shall require the Corporation to seek from stockholders of the Corporation the authorization of additional Common Shares to meet the then conversion requirements of the Common Shares, the Corporation will use its best efforts to obtain such an authorization in order to reserve a sufficient number of shares. All Common Shares issued upon such conversion shall be fully paid and non-assessable. The Corporation will endeavor to comply with all securities laws regulating the offer and delivery of Common Shares upon such conversion.

               Shares of Common Stock and Non-Voting Common Stock that are converted into shares of any other class shall not be reissued, except for reissuance in connection with the conversion of shares of Common Stock held by Regulated Stockholders or Non-Voting Common Stock into shares of Non-Voting Common Stock or Common Stock, respectively.

          (E) Record Holders. The Corporation shall be entitled to treat the person in whose name any share of its stock is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in, such shares on the part of any other person, whether or not the Corporation shall have notice thereof, except as expressly provided by applicable law.

          (F) No Stockholder Action by Written Consent. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by a consent in writing in lieu of a meeting of such stockholders.

                                    ARTICLE V

                               BOARD OF DIRECTORS

          (A) Number. The number of directors of the Corporation shall be fixed by the By-Laws of the Corporation and may be increased or decreased from time to time in such a manner as may be prescribed by the By-Laws.

          (B) Election. Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

          (C) Tenure. So long as the Board of Directors consists of more than two directors, the directors shall be divided into three classes designated as Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third (1/3) of the total number of directors constituting the entire Board of Directors. The initial classes shall be elected as follows:
Class I directors shall be elected for a one-year term, Class II directors for a two-year term and Class III directors for a three-year term. At each subsequent annual meeting of the stockholders of the Corporation, successors of the class of directors whose term expires at that meeting shall be elected for three-year terms to hold office until their successors are duly elected and qualified. Any vacancies on the Board of directors shall be filled in accordance with the By-Laws of the Corporation.

          (D) Removal. Any director, or the entire Board of Directors, may be removed from office only for cause and only by the affirmative vote of not less than a majority of the holders of the then outstanding shares of Voting Stock, voting together as a single class.

          (E) Amendment. Notwithstanding anything contained in this Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the then outstanding Voting Stock, voting together as a single class, shall be required to amend or repeal, or adopt any provision inconsistent with, this Article V.

                                   ARTICLE VI

                       LIMITED LIABILITY; INDEMNIFICATION

          (A) No person who is or was a director of the Corporation shall be liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except with respect to (1) a breach of the director's duty of loyalty to the Corporation or its stockholders, (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) liability under Section 174 of the GCL or (4) a transaction from which the director derived an improper personal benefit, it being the intention of the foregoing provision to eliminate the liability of the Corporation's directors to the Corporation or its stockholders to the fullest extent permitted by Section 102(b)(7) of the GCL, as amended from time to time (but, in the case of any such amendment, only to the extent that such amendment is to the benefit of such person and permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment).

          (B) Each person who is or was or has agreed to become a director or officer of the Corporation, or each such person who is or was serving or who has agreed to serve at the request of the Board of Directors or an officer of the Corporation as an employee or agent of the Corporation or as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including the heirs, executor, administrators or estate of such person), shall be indemnified by the Corporation, in accordance with the By-Laws of the Corporation, to the fullest extent permitted from time to time by Section 145 of the GCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment is to the benefit of such person and permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior such amendment), or any other applicable laws as presently or hereafter in effect. Without limiting the generality or the effect of the foregoing, the Corporation may enter into one or more agreements with any such person which provide for indemnification different than that provided in this
Article VI. Any amendment or repeal of this Article VI shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

                                   ARTICLE VII

                                   AMENDMENTS

          Except as may be expressly provided in this Amended and Restated Certificate of Incorporation, the Corporation reserves the right at any time from time to time to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation or any Preferred Stock Designation, and any other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed herein or by law; and all rights, preferences and privileges of whatsoever nature conferred upon stockholders, directors or any other persons whomsoever by and pursuant to this Amended and Restated Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article VII; provided, however, that any amendment or repeal, in whole or in part, of Article VI of this Amended and Restated Certificate of Incorporation shall not adversely affect any right or protection existing hereunder in respect of any act or omission occurring prior to such amendment or repeal.

          IN WITNESS WHEREOF, said ANADIGICS, INC. has caused this Amended and Restated Certificate of Incorporation to be signed by its President and has caused its corporate seal to be hereunto affixed, this 27th day of April, 1995.

                                 ANADIGICS, INC.


                                 By: /s/ Ronald Rosenweig
                                     __________________________
                                 Name:  Ronald Rosensweig
                                 Title:     President & CEO

                            CERTIFICATE OF AMENDMENT
                                       OF
                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
                               OF ANADIGICS, INC.
                                    * * * * *

          ANADIGICS, INC. (the "Company"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

          1. That the Board of Directors of the Company by a unanimous written consent dated April 2, 1997 adopted resolutions proposing and declaring advisable the following amendments to the Amended and Restated Certificate of Incorporation of the Company:

               RESOLVED, that the Board of Directors of the Company hereby proposes and declares it advisable that the first paragraph of Article IV of the Amended and Restated Certificate of Incorporation of Anadigics, Inc. be amended to increase the number of authorized shares of common stock, par value $.01, from 34,000,000 to 68,000,000 shares and that total shares of capital stock of the Company be increased from 40,000,000 to 74,000,000 authorized shares; and be it further

               RESOLVED,  that the  Board of  Directors  of the  Company  hereby proposes and declares it advisable that the Amended and Restated Certificate of Incorporation of Anadigics, Inc. also be amended to add a new Article VII to the Amended and Restated Certificate of Incorporation which will read as follows:

                                  "ARTICLE VII

                              AMENDMENTS OF BY-LAWS

     In furtherance and not in limitation of the powers conferred by statute, and except as otherwise provided herein or in the By-laws of the Corporation, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the Corporation"; and be it further

               RESOLVED, that the Board of Directors hereby directs that each of the amendments to the Amended and Restated Certificate of Incorporation proposed herein shall be presented for approval to the stockholders at the next annual meeting of stockholders; and be it further

               RESOLVED, that the Board of Directors hereby recommends to the stockholders of the Company that the Amended and Restated Certificate of Incorporation be amended as described in each of the amendments proposed herein; and be it further

               RESOLVED, that the officers of the Company are hereby authorized and directed to take such action as is necessary or appropriate to implement these resolutions, including the filing of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation with the Secretary of the State of the State of Delaware upon approval by the stockholders.

          2. The following amendments to the Restated Certificate of Incorporation of the Company, adopted under the authority of the foregoing resolutions, shall become effective immediately upon the filing of this Certificate of Amendment:

               (a) The first paragraph of Article IV of the Restated Certificate of Incorporation of the Company is hereby amended to read in its entirety as follows:

                    "The Corporation shall be authorized to issue 74,000,000 shares of all classes of capital stock, consisting of (i) 68,000,000 shares of common stock, par value $.01 per share ("Common Stock"),
          (ii) 1,000,000 shares of non-voting common stock, par value $.01 per share ("Non-Voting Common Stock"; together with the Common Stock "Common Shares"), and (iii) 5,000,000 shares of preferred stock, par value $.01 per share ("Preferred Stock")."

               (b) A new Article VII is hereby added to the Amended and Restated Certificate of Incorporation after Article VI, Amendments, which reads in its entirety as follows:

                                  "ARTICLE VII

                              AMENDMENTS OF BY-LAWS

     In furtherance and not in limitation of the powers conferred by statute, and except as otherwise provided herein or in the By-laws of the Corporation, the Board of Directors is expressly authorized to make, alter or repeal the By-laws of the Corporation."

          3. That at the annual meeting of stockholders of the Company held on May 29, 1997, which meeting was called in accordance with the By-laws of the Company and the relevant provisions of the General Corporation Law of the State of Delaware, the holders of a majority of the Company's outstanding Common Stock voted in favor of each of the aforementioned amendments in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          4. The aforementioned amendments were duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, said ANADIGICS, INC. has caused this Certificate of Amendment to be signed by John F. Lyons, its Senior Vice President, and attested by George Gilbert, its Secretary, this 30th day of June, 1997.


                                          ANADIGICS, INC.


                                          By: /s/ John F. Lyons
                                          ______________________________
                                          Name:  John F. Lyons
                                          Title:  Senior Vice President


Attest:


By:      /s/ George Gilbert
         _________________________
         George Gilbert
         Secretary

[Seal]

                  Series A Junior Participating Preferred Stock
                    (Liquidation Preference $1.00 Per Share)


                           CERTIFICATE OF DESIGNATION



                                 ANADIGICS, INC.




                          ----------------------------



          Certificate of Designation of Board of Directors Classifying
                 and Designating a Series of Preferred Stock as
                  Series A Junior Participating Preferred Stock
                           and Fixing Distribution and
                   Other Preferences and Rights of Such Series



                          ----------------------------

                          Dated as of December 17, 1998

                                 ANADIGICS, INC.


                                   ----------


          Certificate of Designation of Board of Directors Classifying
                 and Designating a Series of Preferred Stock as
                  Series A Junior Participating Preferred Stock
                           and Fixing Distribution and
                   Other Preferences and Rights of Such Series


                                   ----------


          ANADIGICS, Inc., a Delaware corporation, having its principal office in the State of New Jersey in the City of Warren (the "Company"), hereby certifies that:

          Pursuant to authority conferred upon the Board of Directors by the Certificate of Incorporation ("Charter") and Bylaws of the Company, the Board of Directors pursuant to resolutions adopted on December 17, 1998 (i) authorized the creation and issuance of up to 30,000 shares of Series A Junior Participating Preferred Stock which stock was previously authorized but not issued and (ii) determined the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, and terms and conditions of redemption of the shares of such series and the Dividend Rate payable on such series. Such voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions, and terms and conditions of redemption, number of shares and Dividend Rate are as follows:

          Section 1. Number of Shares and Designation. This class of Preferred Stock shall be designated the Series A Junior Participating Preferred Stock (the "Series A Preferred Shares") and the number of shares which shall constitute such series shall be 30,000 shares, par value $0.01 per share. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, that no decrease shall reduce the number of Series A Preferred Shares to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Company convertible into Series A Preferred Shares.

          Section 2. Dividend Rights. (1) Subject to the rights of holders of any shares of any series of Preferred Stock (or any similar stock) ranking prior and superior to the Series A Preferred Shares with respect to dividends, the holders of Series A Preferred Shares shall be entitled prior to the payment of any dividends on shares ranking junior to the Series A Preferred Shares to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of February, May, August and November in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Series A Preferred Shares, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions (other than a dividend payable in shares of common stock, par value $0.01 per share, of the Company (the "Common Stock") or a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)) declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Shares. In the event the Company shall at any time (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount to which holders of Series A Preferred Shares were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (2) The Company shall declare a dividend or distribution on the Series A Preferred Shares as provided in subparagraph (1) above immediately after it declares a dividend or distribution on the Common Stock (other than a dividend payable in shares of Common Stock); provided that, in the event no dividend or distribution shall have been declared on the Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Series A Preferred Shares shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

          (3) Dividends shall begin to accrue and be cumulative on outstanding Series A Preferred Shares from the Quarterly Dividend Payment Date next preceding the date of issue of such Series A Preferred Shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of Series A Preferred Shares entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the Series A Preferred Shares in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of Series A Preferred Shares entitled to receive payment of a dividend or distribution declared thereon, which record date shall be no more than 30 days prior to the date fixed for the payment thereof.

          Section 3. Liquidation. (1) Upon any liquidation, dissolution or winding up of the Company, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares unless, prior thereto, the holders of shares of Series A Preferred Shares shall have received $1.00 per share (the "Series A Liquidation Preference"), plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment. Following the payment of the full amount of the Series A Liquidation Preference, no additional distributions shall be made to the holders of shares of Series A Preferred Shares unless, prior thereto, the holders of shares of Common Stock shall have received an amount per share (the "Common Adjustment") equal to the quotient obtained by dividing (i) the Series A Liquidation Preference by (ii) 1,000 (as appropriately adjusted as set forth in subparagraph (3) below to reflect such events as stocks splits, stock dividends and recapitalizations with respect to the Common Stock) (such number in clause
(ii), the "Adjustment Number"). Following the payment of the full amount of the Series A Liquidation Preference and the Common Adjustment in respect of all outstanding Series A Preferred Shares and shares of Common Stock, respectively, holders of Series A Preferred Shares and holders of shares of Common Stock shall receive their ratable and proportionate share of the remaining assets to be distributed in the ratio of the Adjustment Number to 1 with respect to the Series A Preferred Shares and Common Stock, on a per share basis, respectively.

          (2) In the event, however, that there are not sufficient assets available to permit payment in full of the Series A Liquidation Preference and the liquidation preferences of all other series of Preferred Stock, if any, which rank on a parity with the Series A Preferred Shares, then such remaining assets shall be distributed ratably to the holders of such parity shares in proportion to their respective liquidation preferences. In the event, however, that there are not sufficient assets available to permit payment in full of the Common Adjustment, then such remaining assets shall be distributed ratably to the holders of Common Stock.

          (3) In the event the Company shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the Adjustment Number in effect immediately prior to such event shall be adjusted by multiplying such Adjustment Number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 4. No Redemption. The Series A Preferred Shares shall not be redeemable.

          Section 5. Voting Rights. The holders of Series A Preferred Shares shall have the following voting rights:

          (1) Subject to the provision for adjustment hereafter set forth, each Series A Preferred Share shall entitle the holder thereof to 1,000 votes on all matters voted on at a meeting of the stockholders of the Company. In the event the Company shall at any time (i) declare or pay any dividend on Common Stock payable in shares of Common Stock, or (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the number of votes per share to which holders of Series A Preferred Shares were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          (2) Except as otherwise provided herein or by law, the holders of Series A Preferred Shares and the holders of shares of Common Stock and any other capital stock of the Company having general voting rights shall vote together as one voting group on all matters submitted to a vote of stockholders of the Company.

          (3) Except as set forth herein or as otherwise provided by law, holders of Series A Preferred Shares shall have no special voting rights and their consent shall not be required (except to the extent they are entitled to vote with holders of Common Stock as set forth herein) for taking any corporate action.

          Section 6. Certain Restrictions.

          (1) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on Series A Preferred Shares outstanding shall have been paid in full, the Company shall not:

               (i) declare or pay dividends on, make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Shares;

               (ii) declare or pay dividends on or make any other distributions on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, except dividends paid ratably on the Series A Preferred Shares and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

              (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Shares, provided that the Company may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of the Company ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Series A Preferred Shares; or

               (iv) purchase or otherwise acquire for consideration any shares of Series A Preferred Shares or any shares of stock ranking on a parity with the Series A Preferred Shares, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

          (2) The Company shall not permit any subsidiary of the Company to purchase or otherwise acquire for consideration any shares of stock of the Company unless the Company could, under subparagraph (1) of this Section 6, purchase or otherwise acquire such shares at such time and in such manner.

          Section 7. Reacquired Shares. Any Series A Preferred Shares purchased or otherwise acquired by the Company in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors, subject to the conditions and restrictions on issuance set forth herein or in the Charter.

          Section 8. Merger, Consolidation, etc. In case the Company shall enter into any merger, consolidation, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each Series A Preferred Share shall at the same time be similarly exchanged or changed into an amount per share (subject to the provision for adjustment hereafter set forth) equal to 1000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged. In the event the Company shall at any time (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding Common Stock, or (iii) combine the outstanding Common Stock into a smaller number of shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of Series A Preferred Shares shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

          Section 9. Ranking. The Series A Preferred Shares shall rank, with respect to the payment of dividends and distribution of assets, junior to all series of any other class of the Company's Preferred Stock unless the terms of any such series shall provide otherwise.

          Section 10. Amendment. The Charter, including this Certificate of Designation establishing the rights and preferences of the Series A Preferred Shares, shall not be amended in any manner which would materially alter or change the powers, preferences or special rights of the Series A Preferred Shares so as to affect them adversely without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Shares, voting separately as one voting group.

          Section 11. Fractional Shares. Series A Preferred Shares may be issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Shares.

          IN WITNESS WHEREOF, the Company has caused this Certificate of Designation to be signed in its name and on its behalf and attested to by the undersigned on this 17th day of December, 1998 and the undersigned acknowledges under the penalties of perjury that this Certificate of Designation is the corporate act of said Company and that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.


                                            ANADIGICS, INC.



                                            By:/s/ John F. Lyons
                                               ________________________
                                               Name:  John F. Lyons
                                               Title:  CFO
Attest:


/s/ A. P. Savadelis
______________________
Name:  A. P. Savadelis
Title:  Treasurer

                            CERTIFICATE OF AMENDMENT

                                       OF

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 ANADIGICS, INC.

          ANADIGICS, Inc. a corporation organized and existing under the laws of Delaware (the "Corporation"), hereby certifies that:

          FIRST: The name of the corporation is ANADIGICS, Inc.

          SECOND: The first paragraph of Article IV of the Amended and Restated Certificate of Incorporation of the Corporation is hereby amended in its entirety to read as follows:

                    "The Corporation shall be authorized to issue 150,000,000 shares of all classes of capital stock, consisting of (i) 144,000,000 shares of common stock, par value $.01 per share ("Common Stock"),
          (ii) 1,000,000 shares of non-voting common stock, par value $.01 per share ("Non-voting Common Stock"; together with the Common Stock, "Common Shares"), and (iii) 5,000,000 shares of preferred stock, par value of $.01 per share ("Preferred Stock")."

          THIRD: The foregoing amendment to the Certificate of Incorporation of the Corporation was duly adopted by the Board of Directors and the Stockholders of the Corporation in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by this 30th day of June, 2000.



                                        ANADIGICS, INC.



                                        By:    /s/ Tom Shields
                                        ______________________________
                                        Name:  Tom Shields
                                        Title: Chief Financial Officer